UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 8, 2022 (September 6, 2022)

ALR TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30414	88-0225807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Beaufont Springs Drive

Suite 300

Richmond, Virginia 23225

(Address of Principal Executive Offices) (Zip Code)

(804) 554-3500

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ALRT	OTC US

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 6, 2022, ALR Technologies SG Pte. Ltd. (“ALR Singapore”), an affiliate of ALR Technologies Inc. (the “Company” or “ALRT”), entered into a loan agreement with Kan Wan Chen Pte. Ltd., a Singapore private company limited by shares (“KWC”), whereby KWC has agreed to advance ALR Singapore two million five hundred thousand (S$2,500,000) Singapore dollars (the “Principal”) to launch the GluCurve Pet CGM, provide working capital to ALRT and ALR Singapore and for general corporate purposes (the “Loan Agreement”).

Under the terms of the Loan Agreement:

a.	ALR Singapore may receive additional advances under the Loan Agreement upon request, subject to the approval of KWC, such advances to be considered an increase of the Principal thereunder.
b.	ALR Singapore may repay the Principal at any time prior to the launch of the DX GluCurve Pet CGM, in whole or in part, at ALR Singapore’s option with a payment equal to 120% of the Principal owing. Any Principal redeemed prior to the launch of the DX GluCurve Pet CGM will not be subject to the royalty payment described below.
c.	ALR Singapore is obligated to pay KWC US$10 from the sale of each unit of GluCurve Pet CGM sensors sold to its distributor, which will be accounted for as follows:
i.	US$5 as a reduction in the Principal balance owing to KWC; and
ii.	US$5 as a royalty payment to compensate KWC for the cost of borrowing the Principal.
d.	Once the Principal amount is repaid in full, the loan will be extinguished and there will be no further amounts owed by the Company to KWC under the Loan Agreement.
e.	The Loan is scheduled to mature on March 31, 2024, at which time, an amount equal to 120% of the Principal then outstanding will be due and payable to KWC.
f.	ALRT, ALR Singapore, as well as certain of their respective subsidiaries and/or affiliates are obligated to grant KWC a general security interest in their respective assets.

Ms. Christine Kan is a director and significant shareholder of KWC. Ms. Kan is a director of ALR Singapore, the V.P. Corporate Development of ALR Singapore, an insider of the Company and the spouse of Mr. Sidney Chan, CEO of ALR Singapore and ALRT.

The foregoing description of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01                      EXHIBITS AND FINANCIAL STATEMENTS.

Exhibit	Document Description

10.1	Loan Agreement between Kan Wan Chan Holdings Pte. Ltd. and ALR Technologies SG Pte. Ltd. dated September 6, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date this 8th day of September 2022.
ALR TECHNOLOGIES INC.

	By:	/s/ Sidney Chan
Sidney Chan
Chief Executive Officer and Chairman of the Board of Directors